                                                                   EXHIBIT 10.11

                       [LETTERHEAD OF FRANKLIN TELECOM]

17 March, 1997

Mr. Ron Heller
M.H. Meyerson & Company
30 Montgomery Street
P.O. Box 360
Jersey City, NJ  07302

As consideration for including the 2,055,000 warrants as selling shareholders in the S-1 registration statement to be filed the first week of April, 1997, the warrant holders agree to increase the warrant exercise price by the following formula. The warrant holders agree to increase their current per share exercise price at the rate of 30% of the amount by which the Market Price (as that term is defined below) in effect on the date of exercise exceeds $4.00. As used herein, the term "Market Price" shall mean the average of the closing prices, as reported on the OTC Bulletin Board, for the five trading days ending on the third trading day before the date of exercise.

In addition, M.H. Meyerson & Co., Inc., being the holder of 600,000 warrants to purchase the Company's common stock, hereby agrees to compensate the Company in the amount of $70,000 towards the cost of legal and accounting fees associated with the aforementioned S-1 registration statement. The amount will become due and payable upon notification by the Company that the registration statement has gone effective, as defined by the Securities and Exchange Commission.
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The warrant holders and M.H. Meyerson & Co., hereby agree by signing below.

                                     Warrants            Signature         Date
M.H. Meyerson & Co.                   600,000             ______________   ____________
Wilson Davis                           30,000             ______________   ____________
Sam Wilson                             50,000             ______________   ____________
Paul Davis                             50,000             ______________   ____________
Lyle Davis                             60,000             ______________   ____________
Byron Barkley                          20,000             ______________   ____________
Bollard Investment                     40,000             ______________   ____________
Bruce Whaley                           40,000             ______________   ____________
Joe Fisher                             40,000             ______________   ____________
Gary Nelson                            75,000             ______________   ____________
Gary Conrad                           200,000             ______________   ____________
Ron Heller                            303,000             ______________   ____________
Dave Nagelberg                        303,000             ______________   ____________
Martin & Co.                          146,000             ______________   ____________
Michael & Linda                        28,000             ______________   ____________
Jeffery Barber                         14,000             ______________   ____________
Joel Marcus                            12,000             ______________   ____________
Rocco Vezza                            12,000             ______________   ____________
Joann Giola                            12,000             ______________   ____________
Joe Schmidt                            10,000             ______________   ____________
Kevin Charos                           10,000             ______________   ____________

Total                               2,055,000

Agreed for and behalf of
Franklin Telecommunications, Corp.


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Frank Peters, President                          Date

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